Exhibit 10.1

EXECUTION VERSION

FORM OF PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of November 30, 2016, is by and between Gladstone Commercial Corporation, a Maryland corporation (the “Company” or “GOOD”) and each Broker-Dealer listed on Schedule A (each, a “Broker-Dealer”) which is entering into this Agreement on behalf of itself (as to paragraph 11 of this Agreement) and those Purchasers which are customers for which it has power of attorney to sign listed under its respective name on Schedule C (each, a “Customer”). Each of the Customers is referred to herein individually as a “Purchaser” and collectively, the “Purchasers”.

WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to the Purchasers an aggregate of 774,400 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions hereof, the Broker-Dealer (on behalf of Purchasers which are Customers) agrees to purchase from the Company, and the Company agrees to issue and sell to the several Purchasers, the number of Securities set forth next to such Purchaser’s name on Schedule A, for a total of 774,400 Shares (“Total Shares”), at a price per share equal to $18.35, for an aggregate purchase price equal to the product of the Total Shares and the Price per Share (the “Purchase Price”) at the Closing (as defined below).

2. Representations, Warranties and Agreement of the Company.

The Company represents and warrants that the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized, and when issued in accordance with the terms of the Company’s charter and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the NASDAQ Global Select Market, will be registered pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and as of the Closing will not be subject to any limitations on resale under the 1933 Act by holders that are not affiliates of the Company, effective as of the Closing; the issuance of the Shares is not subject to preemptive or other similar rights under Maryland law; and the Company has full power and authority under the laws of the State of Maryland to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

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3. Representations and Warranties of each Purchaser. Each Purchaser represents and warrants that (a) this Agreement has been duly authorized by such Purchaser and duly executed and delivered by or on behalf of such Purchaser; (b) this Agreement constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought; (c) such Purchaser has received a copy of the Company’s prospectus dated February 1, 2016 included in the Company’s shelf registration statement on Form S-3 (File No. 333-208953), including exhibits, financial statements, schedules and documents incorporated by reference therein, as amended, and the prospectus supplement dated November 30, 2016 specifically relating to the Shares (collectively, the “Prospectus”), and (d) such Purchaser has made its investment decision independently, based on the information in the Prospectus, and not based on any other information provided by the Company or CSCA Capital Advisors LLC (the “Placement Agent”), or any recommendation of the Placement Agent. Further, as of the date hereof and after giving effect to the transaction contemplated hereby, such Purchaser, together with any persons that would be deemed with the Purchaser to be a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, do not own directly or indirectly more than 9.8% of the issued and outstanding capital stock of the Company. Each Purchaser expressly acknowledges that the provisions of the Company’s Articles of Incorporation, as amended or supplemented (the “Charter”), contain limitations on such Purchaser’s ownership of the Company’s capital stock, which, among other things, prohibit the direct or indirect ownership of more than 9.8% of the Company’s outstanding capital stock and, in the event the shares of capital stock acquired by a Purchaser pursuant to this Agreement or otherwise exceed such limits, give the Company certain repurchase rights on the terms set forth in the Charter and result in the conversion of certain shares of capital stock held by such Purchaser into excess stock which will be held for the benefit of a charitable beneficiary on the terms set forth in the Charter.

4. Conditions to Obligations of the Parties.

(a) Each Purchaser’s obligations to purchase the Shares shall be subject to the accuracy of the representations and warranties set forth in Section 2 of this Agreement on the date hereof and on the Closing.

(b) The Company’s obligation to issue and sell the Shares shall be subject to (i) the accuracy of the representations and warranties of each Purchaser set forth in Section 3 of this Agreement on the date hereof and on the Closing and (ii) receipt by the Settlement Agent (as defined below) of payment in full of the Purchase Price for the Shares by federal wire of immediately available funds.

5. Closing. Provided that the conditions set forth in Section 4 hereto and the last sentence of this Section 5 have been met or waived at such time, the transactions contemplated hereby shall be consummated on December 5, 2016, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the “Closing”). At the Closing, settlement shall occur through Weeden & Co. LP (the “Settlement Agent”), or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

6. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing by the Company, on the one hand, or if the Closing shall not have occurred on or prior to December 5, 2016 by the Purchaser on the other; provided that the Company or the Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 6 if the failure of Closing to occur on or prior to such dates results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement.

7. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Purchasers, shall be sufficient in all respects if delivered or sent by facsimile to (212) 446-9181 or by certified mail to CSCA Capital Advisors, LLC, 800 Third Avenue, 25th Floor, New York, NY, 10022, Attention: Bradley Razook, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to 703-287-5899 or by certified mail to the Company at 1521 Westbranch Drive, Suite 100, McLean, Virginia 22102, Attention: Michael B. LiCalsi, General Counsel and Secretary.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles.

9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement. Executed counterparts may be delivered by facsimile.

11. Representations and Warranties of the Broker-Dealer. To induce the Company to enter into this Agreement, the Broker-Dealer represents and warrants as to itself only that:

(a) It is duly registered and in good standing as a broker-dealer under the Exchange Act and is licensed or otherwise qualified to do business as a broker-dealer with the Financial Industry Regulatory Authority, Inc. and in all States in which it will offer any Securities pursuant to this Agreement.

(b) Assuming the Prospectus complies with all relevant provisions of the Act in connection with the offer and sales of the Shares, each Broker-Dealer will conduct all offers and sales of Shares in compliance with the Act, the Exchange Act and all rules and regulations promulgated thereunder.

(c) It has delivered a copy of the Prospectus to each Purchaser set forth under its name on Schedule A hereto.

(d) It is authorized to execute and deliver this Agreement on behalf of each Customer on whose behalf it is signing this Agreement (as identified under the name of such Broker-Dealer on Schedule A hereto) and such power has not been revoked.

(e) This Agreement has been duly authorized, executed and delivered by it and, assuming it has been duly authorized, executed and delivered by the Company, con-stitutes a legal, valid and binding agreement of such Broker-Dealer, enforceable against it in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed and delivered as of the date first above written.

GLADSTONE COMMERCIAL CORPORATION

By:
Name:
Title:

[Signature Page - Purchase Agreement]

CUSTOMERS

Each of the several persons or entities listed under the heading “Account Name” on Attachment 1 to Schedule A hereto

By:

By:
Name:
Title:

on behalf of itself and solely with respect to Section 11

By:
Name:
Title:

[Signature Page - Purchase Agreement]

SCHEDULE A

NAME OF BROKER DEALER:	NUMBER OF SHARES

Customers for whom it is signing this Agreement as agent and attorney-in-fact:

Schedule A - Page 1